Exhibit 10.1

$50,000,000

COVAD COMMUNICATIONS GROUP, INC.
COVAD COMMUNICATIONS COMPANY

12% SENIOR SECURED CONVERTIBLE NOTES DUE 2011

6,134,969 SHARES OF COMMON STOCK, PAR VALUE $0.001

PURCHASE AGREEMENT

March 15, 2006

March 15, 2006

EarthLink, Inc.

1375 Peachtree Street, NW

Atlanta, Georgia 30309

Dear Sirs and Mesdames:

Covad Communications Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to EarthLink, Inc., a Delaware corporation (the “Purchaser”) (i) together with Covad Communications Company, a California corporation (“Operating”), $40,000,000 aggregate principal amount of a 12% Senior Secured Convertible Note due 2011 (the “Note”) in the form attached hereto as Exhibit A and (ii) 6,134,969 shares (the “Primary Shares”) of Common Stock, par value $0.001 (the “Common Stock”). The Note will be convertible into shares (the “Underlying Shares”) of Common Stock.

The Note, the Underlying Shares and the Primary Shares will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to the Purchaser in compliance with the exemption from registration provided by Section 4(2) under the Securities Act.

This Purchase Agreement (this “Agreement”), the Note, the Registration Rights Agreement attached hereto as Exhibit B, the Security Agreement attached hereto as Exhibit C, and the Agreement for XGDSL Services attached hereto as Exhibit D (the “Services Agreement”) are collectively referred to herein as (the “Transaction Documents”).

1.                                       Representations and Warranties of the Company and Operating. The Company and Operating, jointly and severally, represent and warrant to, and agree with the Purchaser that:

(a)                                  The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and to conduct its business as now conducted and proposed to be conducted and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the properties, assets, operations, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or the ability of the Company or Operating to perform any of their respective obligations under the Transaction Documents to which they are a party, other than: (i) changes or conditions in the industry or the industry sector in which the Company and its subsidiaries operate that do not disproportionately affect the Company and its subsidiaries or (ii) the effect of the pendency or consummation of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

(b)                                 Each subsidiary of the Company (i) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, limited liability company or partnership power and authority to own its property and to conduct its business as now conducted and proposed to be conducted and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(c)                                  Except as set forth on Schedule 1(c) attached hereto, all of the issued shares of capital stock, membership interests or partnership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company or one or more of its other subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(d)                                 The execution, delivery and performance by the Company and Operating of each of the Transaction Documents to which they are a party, and the consummation of the transactions contemplated thereby shall have been duly authorized by all necessary corporate action.

(e)                                  The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock (of which 10,000,000 are designated as Class B common stock) and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of March 13, 2006, 283,381,574 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding. As of March 13, 2006, there were outstanding the following subscription rights, options, warrants, convertible or exchangeable securities or other rights: (A) warrants to purchase up to 6,514,487 shares of Common Stock, (B) options to purchase up to 26,214,538 shares of Common Stock, (C) 3% convertible debentures due 2024 in the amount of $125,000,000 and (D) up to 16,067,077 shares of Common Stock to be issued in connection with the Company’s acquisition of NextWeb, Inc. Except as set forth in this paragraph (e), no shares of capital stock of the Company are authorized, issued, reserved for issuance or outstanding. Since March 13, 2006, the Company has not issued any shares of capital stock (except upon exercise or conversion of the securities set forth above or otherwise pursuant to the rights and obligations set forth above), nor any securities exchangeable for or convertible into any shares of capital stock of the Company. All of the outstanding shares of Common Stock have been validly issued, duly authorized, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.

(f)                                    The Primary Shares, when issued, sold and delivered in accordance with the terms set forth in this Agreement, will be validly issued, fully paid and non-assessable, issued in compliance with federal and state securities laws and not subject to any preemptive or similar rights.

(g)                                 The Underlying Shares issuable upon conversion of the Note shall have been duly authorized and reserved and, when issued upon conversion of the Note in accordance with the terms of the Note, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Shares will not be subject to any preemptive or similar rights.

(h)                                 This Agreement has been, and each of the other Transaction Documents when executed and delivered will have been, duly executed and delivered by, and, assuming due authorization, execution and delivery by the Purchaser of the Transaction Documents to which it is a party, shall be valid and binding agreements of each of the Company and Operating (with respect to such Transaction Documents to which it is a party), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i)                                     The execution, delivery and performance by each of the Company and Operating, as applicable, of each of the Transaction Documents to which it is party, and the consummation of the transactions contemplated thereby will not (i) violate any provision of any applicable law material to the Company or Operating, (ii) contravene the certificate of incorporation or bylaws of the Company or Operating, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any agreement or other instrument binding upon the Company or any of its subsidiaries that would have a Material Adverse Effect, (iv) violate any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, or (v) result in or require the creation or imposition of any material liens, encumbrances, equities or claims upon or with respect to any of the properties of the Company or any of its subsidiaries, and no consent, approval, authorization or order of, notice to or filing or qualification with, any governmental or regulatory body or agency or any other third party is required for the execution, delivery and performance by each of the Company and Operating of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, except such as may be required by (w) the American Stock Exchange, (x) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Note and the Primary Shares and (y) Federal and state securities laws with respect to the Company’s obligations under registration rights granted under the Registration Rights Agreement, and except as set forth on Schedule 1(i).

(j)                                     Neither the Company nor any of its subsidiaries is (i) in violation of any provision of applicable law, (ii) in breach of or default under any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iii) in violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in each case, to the extent that the violation or breach of, or default under, would not have a Material Adverse Effect.

(k)                                  Since January 1, 2005, there has not occurred any event, there does not exist any condition or set of circumstances and there has been no damage to or destruction or loss of any property or asset of the Company and its subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(l)                                     Except as set forth on Schedule 1(l) attached hereto, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject by or before any court, arbitrator or other governmental entity other than proceedings that would not have a Material Adverse Effect.

(m)                               The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to so possess would not result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(n)                                 The Company and its subsidiaries maintain a system of internal accounting controls sufficient, in all material respects, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)                                 The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

(p)                                 There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(q)                                 Neither the Company nor any of its subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Neither the sale of any Note, nor the application of the proceeds or repayment thereof by the Company, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of such act or any rule, regulation or order of the Commission thereunder.

(r)                                    Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Note or the Primary Shares in a manner that would require the registration under the Securities Act of the Note or the Primary Shares or (ii) offered, solicited offers to buy or sold the Note or the Primary Shares by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) or in any manner involving a “public offering” within the meaning of Section 4(2) of the Securities Act.

(s)                                  Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 7, it is not necessary in connection with the offer, sale and delivery of the Note and the Primary Shares to the Purchaser in the manner contemplated by this Agreement to register the Note or the Primary Shares under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended.

(t)                                    The Company’s filings with the Securities and Exchange Commission made on or after January 1, 2004 did not, at the time of filing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent information was corrected in or superseded by subsequent filings.

(u)                                 The consolidated balance sheets of the Company and its subsidiaries at December 31, 2005, and the related consolidated statements of operations, consolidated statements of stockholders’ equity (deficit) and consolidated statements of cash flows of the Company and its subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers, LLP, independent public accountants (together with any related schedules and notes, the “Financial Statements”), fairly present in all material respects the consolidated financial condition of the Company and its subsidiaries as at such date and the consolidated results of operations of the Company and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis.

(v)                                 Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and, for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 or ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(w)                               All tax returns required to be filed by the Company or any subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)                                   (i) The fair value of the property and assets of the Company, individually and on a consolidated basis with its subsidiaries, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of the Company, individually and on a consolidated basis with its subsidiaries; (ii) the present fair saleable value of the property and assets of the Company, individually and on a consolidated basis with its subsidiaries, is not less than the amount that will be required to pay the probable liabilities of the Company, individually and on a consolidated basis with its subsidiaries, on its debts as they become absolute and matured; (iii) the Company, individually and on a consolidated basis with its subsidiaries, does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature; and (iv) the Company, individually and on a consolidated basis with its subsidiaries, is not engaged in business or in a transaction for which the property and assets of the Company, individually and on a consolidated basis with its subsidiaries, would constitute an unreasonably small capital.

(y)                                 Set forth on Schedule 1(y) hereto is a complete and accurate list of all liabilities of the Company on a consolidated basis to be outstanding as of February 28, 2006, showing as of February 28, 2006 the obligor and the principal amount outstanding thereunder, (i) for borrowed money; (ii) evidenced by bonds, debentures, notes or similar instruments; (iii) in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto); (iv) to pay the deferred purchase price of property or services, except trade accounts payable or accrued expenses arising in the ordinary course of business; (v) as lessee, the obligations of which are capitalized in accordance with generally accepted accounting principles; (vi) secured by a lien on any asset of the Company or any subsidiary, whether or not the obligation giving rise to such lien is assumed by the Company or such subsidiary; and (vii) for indebtedness of others guaranteed by the Company or any subsidiary or for which the Company or such subsidiary is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others) (“Indebtedness”). Since February 28, 2006, the Company on a consolidated basis has not incurred any material Indebtedness.

(z)                                   (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(aa)                            Except as set forth in the Company’s most recently filed annual or quarterly Exchange Act report or as previously disclosed to the Purchaser in writing, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers, LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb)                          The Company and its subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. As of the date hereof, the Company has not received notice from any insurer regarding the termination of any of such policies of insurance.

2.                                       Agreements to Sell and Purchase. Subject to the terms and conditions of this Agreement:  (i) the Company and Operating hereby agree to issue and sell to the Purchaser, and the Purchaser upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company and Operating, the Note with an aggregate principal amount of $40,000,000 for a purchase price equal to $40,000,000; and (ii) the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, the Primary Shares for an aggregate purchase price equal to $10,000,000 (collectively, the “Purchase Price”).

3.                                       Payment and Delivery. Payment of the Purchase Price for the Note and the Primary Shares shall be made to the Company, on behalf of itself and Operating, by wire transfer of immediately available funds to an account designated by the Company in writing against delivery of such Note and such Primary Shares for the account of the Purchaser on the Closing Date. “Closing Date” means the second business day following the satisfaction of the conditions set forth in Section 4 or on such other date as the Company and the Purchaser shall agree.

The Note and the Primary Shares shall be delivered to the Purchaser on the Closing Date, for the account of the Purchaser, with any transfer taxes payable in connection with the transfer of the Note and the Primary Shares to the Purchaser duly paid, against payment of the Purchase Price therefor.

4.                                       Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Note and the Primary Shares on the Closing Date are subject to the satisfaction or waiver of the following conditions:

(a)                                  The Purchaser shall have received the following documents on the Closing Date:

(i)                                     The Registration Rights Agreement duly executed by the Company.

(ii)                                  The Security Agreement duly executed by the Company and Operating.

(iii)                               The Note duly executed by the Company and Operating.

(iv)                              The Services Agreement duly executed by Operating.

(v)                                 The LPV Price Reduction Addendum, in the form attached hereto as Exhibit E (the “LPV Addendum”), duly executed by Operating.

(vi)                              A stock certificate for the Primary Shares.

(vii)                           A certificate, dated the Closing Date and signed by an executive officer of each of the Company and Operating, to the effect that the representations and warranties of the Company and Operating contained in this Agreement that are qualified by a materiality threshold or by reference to a Material Adverse Effect are true and correct in all respects, and that are not qualified by a materiality threshold or by reference to a Material Adverse Effect are true and correct in all material respects, in each case, on the Closing Date (unless any such representations and warranties are stated to be made as of a specific date, in which case they shall be true and correct in all respects or in all material respects, as applicable, as of such date), after giving effect to the issue and sale of the Note and the Primary Shares and the application of the proceeds therefrom as contemplated hereby, and that each of the Company and Operating have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(b)                                 The Purchaser shall have received on the Closing Date an opinion of Weil Gotshal & Manges LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit F and an opinion of the Senior Vice President, General Counsel and Secretary of the Company to the effect set forth in Exhibit G. Such opinions shall be rendered to the Purchaser at the request of the Company and shall so state therein.

(c)                                  There shall not be in effect any judgment, order or decree of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

(d)                                 All necessary or required consents, orders, approvals or authorizations of, notifications or submissions to, filings with, licenses or permits from, or exemptions or waivers by, any governmental entity, stock exchange or other person shall have been made or obtained, except where the failure by a party to make or obtain any of the foregoing would not have a Material Adverse Effect.

(e)                                  The Primary Shares and the Underlying Shares shall have been approved for listing on the American Stock Exchange.

(f)                                    The Amended and Restated Stockholder Protection Rights Agreement dated as of November 1, 2001 (the “Rights Agreement”) shall be amended to provide that the Purchaser is not an “Acquiring Person” solely as a result of the transactions provided for in the Transaction Documents; provided, however, that the Purchaser shall be subject to the provisions of Section 18 hereof.

5.                                       Conditions to the Company’s Obligations. The obligations of the Company and Operating to issue the Note and the Company to issue the Primary Shares on the Closing Date are subject to the satisfaction or waiver of the following conditions:

(a)                                  The Company and Operating shall have received the following on the Closing Date:

(i)                                     The Registration Rights Agreement duly executed by the Purchaser.

(ii)                                  The Security Agreement duly executed by the Purchaser.

(iii)                               The Services Agreement duly executed by the Purchaser.

(iv)                              The LPV Addendum duly executed by the Purchaser.

(v)                                 The Purchase Price of the Note and the Primary Shares purchased hereunder in immediately available funds as provided in Section 3 hereof.

(b)                                 A certificate dated the Closing Date and signed by an executive officer of the Purchaser, to the effect that the representations and warranties of the Purchaser contained in this Agreement that are qualified by a materiality threshold or by reference to a material adverse effect shall be true and correct in all respects, and that are not qualified by a materiality threshold or by reference to a material adverse effect shall be true and correct in all material respects, in each case, on the Closing Date (unless any such representations and warranties are stated to be made as of a specific date, in which case they shall be true and correct in all respects or all material respects, as applicable, as of such date), and that the Purchaser has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)                                  The Purchaser shall deliver to the Company a completed IRS Form W-9 or otherwise establish, to the Company’s reasonable satisfaction, that the Purchaser is not subject to backup withholding under Section 3406 of the Code.

(d)                                 There shall not be in effect any judgment, order or decree of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

6.                                       Covenants of the Company. In further consideration of the agreements of the Purchaser contained in this Agreement, the Company and Operating covenant with the Purchaser as follows:

(a)                                  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) all costs and expenses related to the transfer and delivery of the Note and the Primary Shares to the Purchaser, including any transfer or other taxes payable thereon, (ii) the fees and expenses, if any, incurred in connection with the listing of the Primary Shares and the Underlying Shares on the American Stock Exchange, (iii) the costs and charges of any transfer agent, registrar or depositary, (iv) the cost of the preparation, issuance and delivery of the Note and the Primary Shares and (v) the document production charges and expenses associated with printing this Agreement. For the avoidance of doubt, each party shall bear its own costs and expenses (including attorneys’ fees) associated with the preparation, negotiation and execution of this Agreement and the other Transaction Documents.

(b)                                 Not to, and not permit any of its affiliates to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Note or the Primary Shares in a manner which would require the registration under the Securities Act of the Note or the Primary Shares.

(c)                                  Not to solicit any offer to buy or offer or sell the Note, the Primary Shares or the Underlying Shares by means of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) or in any manner involving a “public offering” within the meaning of Section 4(2) of the Securities Act.

(d)                                 To use the proceeds from the Notes and the Primary Shares as provided for in the Services Agreement.

(e)                                  To use reasonable best efforts to obtain any and all regulatory approvals necessary in connection with the conversion of the Notes, as contemplated therein, as soon as reasonably practicable and commencing no later than twelve (12) months after the date of this Agreement.

(f)                                    Not to physically locate and/or put into service any of the Collateral (as defined in the Security Agreement) in any state until the Purchaser is reasonably satisfied that all required state regulatory approvals have been obtained and not to transfer any of the Collateral to any other subsidiary of the Company until the Purchaser is reasonably satisfied that all required regulatory approvals have been obtained.

(g)                                 To promptly make all filings and file all applications to obtain any state regulatory approvals, including but not limited to, filings and applications in New York, required for the transactions contemplated by the Transaction Documents and to use reasonable best efforts to obtain such approvals as promptly as practicable.

7.                                       Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:

(a)                                  The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)                                 The Purchaser will acquire the Note, the Primary Shares and the Underlying Shares solely for its own account and for investment and not with a view to, or for sale in connection with, the distribution of the Note, the Primary Shares and the Underlying Shares in any transaction that would be in violation of the Securities Act or any applicable state securities laws.

(c)                                  The Purchaser understands that the Note, the Primary Shares and the Underlying Shares have not been registered under the Securities Act or any applicable state securities laws and that the Note, the Primary Shares and the Underlying Shares may be resold, pledged, hypothecated, transferred or otherwise disposed of only if registered under the Securities Act and applicable state securities laws or if an exemption from such registration requirements is available, and subject, nevertheless, to the disposition of its property being at all times within its control, and subject to Section 9 hereof.

(d)                                 The Purchaser understands that no governmental entity has passed upon or made any recommendation or endorsement of the Note, the Primary Shares and the Underlying Shares.

(e)                                  The Purchaser has the requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby to be consummated by the Purchaser.

(f)                                    The execution and delivery by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby to be consummated by the Purchaser have been duly authorized by all necessary corporate action of the Purchaser.

(g)                                 This Agreement has been, and each of the other Transaction Documents to which the Purchaser is a party when delivered will have been, duly and validly executed and delivered by the Purchaser.

(h)                                 This Agreement constitutes, and each of the other Transaction Documents to which the Purchaser is a party when executed and delivered will constitute, valid and binding agreements of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i)                                     The execution and delivery by the Purchaser of this Agreement do not, and of each of the other Transaction Documents to which the Purchaser is a party when delivered will not, and, the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries, except for any such violation that would not have a material adverse effect on the Purchaser’s ability to perform its obligations hereunder and thereunder, (ii) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries, or (iii) conflict with, result in a breach of or constitute a default under any contractual obligation to which it is a party, except for any such conflict, breach or default that would not have a material adverse effect on the Purchaser’s ability to perform its obligations hereunder and thereunder.

(j)                                     There is no legal or governmental proceeding pending or, to the knowledge of the Purchaser, threatened, to which the Purchaser is a party or to which any of the properties or assets of the Purchaser is subject by or before any court, arbitrator or other governmental entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

8.                                       Board of Directors Observer Rights. So long as the Purchaser holds at least 33% of the total number of Primary Shares and Underlying Shares (directly or through assumed conversion of the Note), (i) the Purchaser shall be given reasonable advance written notice of each such meeting of the Board of Directors of the Company, and (ii) the Purchaser shall be entitled to have one person, who initially shall be Michael C. Lunsford or Linda W. Beck or such other person reasonably acceptable to the Company, attend such meetings as an invitee, who shall have all of the privileges and benefits of a director of the Company (including receiving all materials provided to the Board of Directors), except voting rights; provided, however, (i) that such person shall maintain the confidentiality of all financial and other proprietary information discussed at such meetings or made known to such person in connection with such meetings; and (ii) that the Company reserves the right to withhold any information and to exclude such person from any meeting or portion thereof if the Board of Directors believes, in good faith, that providing such information or attending such meeting or portion thereof (a)  could adversely affect a material business relationship between the Company and any third party, (b) would pose a conflict of interest for the Purchaser, or (c) could adversely affect the attorney-client privilege between the Company and its counsel, provided that if only a portion of the information or meeting would be subject to this clause (ii), the observer shall receive all such other information and be entitled to attend all remaining portions of such meeting. Neither the Purchaser or any such designee, however, shall have any duties, responsibilities or liabilities as a director of the Company by virtue of attendance at such meetings or the failure to attend the same other than the duty to maintain the confidentiality of any material non-public information it receives at or in connection with such meeting.

9.                                       Lock Up Period. During the period beginning from the date hereof and continuing to and including the date that is 180 days after the Closing Date (the “Lock-

Up Period”), the Purchaser agrees to not, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of the Notes, the Primary Shares or the Underlying Shares without the prior written consent of the Company; provided, however, that the Lock-Up Period shall expire upon the Company’s entry into an agreement that would result in a Change in Control (as defined in the Note) or the termination of the Services Agreement.

10.                                 Indemnity.

(a)                                  The Company and Operating, jointly and severally, agree to indemnify, defend and save and hold harmless the Purchaser and each of its affiliates and their respective officers, directors, employees, agents and advisors (each, “Purchaser Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Purchaser Indemnified Party by a third party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any breach of any representation, warranty, covenant or agreement of the Company or Operating under this Agreement.

(b)                                 The Purchaser agrees to indemnify, defend and save and hold harmless the Company and Operating and each of their affiliates and their respective officers, directors, employees, agents and advisors (each, a “Company Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Company Indemnified Party by a third party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any breach of any representation, warranty, covenant or agreement of the Purchaser under this Agreement with respect to the Services Agreement.

(c)                                  The indemnifying party will not, without the prior written consent of the applicable indemnified party, as applicable, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification of such indemnified party may be sought under subsection (a) of this Section 9 unless such settlement, compromise, consent or termination includes a full and unconditional release of such indemnified party from any and all claims against such indemnified party and any and all liabilities thereof arising out of or relating to such action, claim, suit or proceeding.

11.                                 Amendments; Waivers. The provisions of this Agreement, including the provisions of this Section, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent thereto of the Company, Operating and the Purchaser.

12.                                 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any action, suit or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13.                                 Interpretation. The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

14.                                 Pronouns, Etc. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural, and vice versa.

15.                                 Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire agreement of the parties with respect to any subject matter of this Agreement, and no party shall be liable or bound to the other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and in the Confidentiality Agreement between the Company and the Purchaser dated February 21, 2006.

16.                                 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

17.                                 Facsimile Copies. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, the other parties hereto or thereto shall re-execute original forms thereof and deliver them to the other party. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each party forever waives any such defense.

18.                                 Standstill.

(a)                                  The Purchaser agrees that after Closing and until such time as the Purchaser would no longer be required to file a report on Schedule 13D or 13G (assuming for purposes of this Section 18 that the Notes have been converted in full and the Purchaser owns an amount of Common Stock such that the Purchaser would not be deemed an “Acquiring Person” under the Rights Agreement), unless the Purchaser shall have been specifically authorized in writing by the Company or a committee of the Board of Directors of the Company, neither the Purchaser nor any of its Affiliates will, and Purchaser and Affiliates will direct their representatives, agents, directors, officers and employees not to, directly or indirectly, (a) effect or seek, offer, or propose (whether publicly or otherwise) to effect, or cause or participate in, (i) any acquisition of any securities (or of beneficial ownership thereof) of the Company or any of its subsidiaries (except as contemplated by the Transaction Documents); (ii) any tender or exchange offer, merger, or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation or dissolution of the Company or any of its subsidiaries; or (iv) any solicitation of proxies or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a “group” (as defined in the Exchange Act); (c) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

(b)                                 The parties acknowledge and agree that the Company’s remedies at law for a breach of this Section 18 would be inadequate and that irreparable damage will result to the Company from any violation of this Section 18 by the Purchaser. The parties expressly agree that the Company shall have the remedy of a restraining order and injunction and any such equitable relief as may be declared or issued to enforce the provisions of this Section 18.

19.                                 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument

Very truly yours,

COVAD COMMUNICATIONS GROUP, INC.

		By:	/s/ Charles Hoffman
Name: Charles Hoffman
Title: President and CEO

COVAD COMMUNICATIONS COMPANY

		By:	/s/ Charles Hoffman
Name: Charles Hoffman
Title: President and CEO

Accepted as of the date hereof

EARTHLINK, INC.

By:	/s/ Kevin M. Dotts
Name: Kevin M. Dotts
Title: CFO